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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this amended Registration Statement (File No. 333-58501) of Easyriders, Inc. on Form S-4 of our report dated April 15, 1998, on the combined financial statements of Paisano Publications, Inc. and affiliates as of and for the years ended December 31, 1997 and 1996 appearing in the Proxy Statement/Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial Information" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Costa Mesa, California
August 26, 1998